Exhibit 99.4

IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint Mitchell’s East LLC (“Buyer”), his true and lawful attorney, for him and in his name, place and stead, to act as his proxy in respect of all of the undersigned’s right, title and interest as a shareholder of Scores Holding Company, Inc., a Utah corporation (the “Corporation”), with respect to the Total Share Interest (as defined in the Purchase Agreement referred to below) of the undersigned and capital stock issued or issuable with respect thereto, including, without limitation, the right, on his behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of its certificate of incorporation or bylaws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to his said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as he might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that his said attorneys shall do or cause to be done by virtue hereof.

THIS IRREVOCABLE PROXY IS ISSUED IN CONNECTION WITH THE STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 27, 2009, (AS THE SAME MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, THE “PURCHASE AGREEMENT”), BETWEEN THE UNDERSIGNED, RICHARD GOLDRING, HARVEY OSHER AND BUYER.

This Irrevocable Proxy is given to Buyer pursuant to the terms and conditions of the Purchase Agreement and in order to carry out the covenants and agreements of the undersigned contained therein, and this Proxy is governed by the terms and conditions thereof. This Proxy is coupled with an interest and shall not be revocable or revoked by the undersigned, and shall be binding upon his successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of this 27th day of January, 2009.

/s/ Elliot Osher
Elliot Osher